UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2013

INTERNATIONAL TOWER HILL MINES LTD.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33638	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1177 West Hastings Street, Suite 2300, Vancouver,
British Columbia, Canada	V6E 2K3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 683-3332

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2013, International Tower Hill Mines Ltd. (the “Company”) issued a press release regarding the appointment of Mr. Thomas Weng to the Board of Directors of the Company effective August 5, 2013. Mr. Weng will serve as an independent director on the compensation and audit committees of the Board of Directors. A copy of the press release is attached to this report as Exhibit 99.1.

Mr. Weng has over 22 years of experience in the financial services sector. He is currently the Co-Founding Partner of Alta Capital Partners, a provider of investment banking services, globally. Previously, Mr. Weng was a Managing Director at Deutsche Bank and Head of Equity Capital Markets for Metals and Mining throughout the Americas and Latin America, across all industry segments. Mr. Weng has also held various senior positions at Pacific Partners, an alternative investment firm, and Morgan Stanley.

Mr. Weng holds a Bachelors of Arts degree in Economics from Boston University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of the Company, dated August 8, 2013, regarding the appointment of Mr. Thomas Weng to the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Tower Hill Mines Ltd.
(Registrant)

Dated: August 8, 2013	By:	/s/ Donald C. Ewigleben
	Name:	Donald C. Ewigleben
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of the Company, dated August 8, 2013, regarding the appointment of Mr. Thomas Weng to the Board of Directors of the Company.